NEWS

Financial Institutions, Inc. Names Martin K. Birmingham to Board of Directors

WARSAW, N.Y., July 25, 2013 — Financial Institutions, Inc. (Nasdaq: FISI) has appointed Martin K. Birmingham, the company’s chief executive officer and president, to its Board of Directors, effective immediately. This action expands the Financial Institutions’ Board of Directors to eleven seats, providing additional capacity for experienced and effective governance and leadership. Mr. Birmingham was named CEO and president of Financial Institutions and its subsidiary Five Star Bank earlier this year.

About Financial Institutions, Inc.
Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the NASDAQ Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement
This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, the attitudes and preferences of its customers, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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Media Contact:
Charles Guarino, SVP, Director of Marketing
585-627-1464 or cjguarino@five-starbank.com
or
Mike McDougall, APR, McDougall Communications
585-789-1623 or mike@mcdougallpr.com

Investor Contact:
Kevin B. Klotzbach, EVP, Chief Financial Officer & Treasurer
585-786-1130 or kbklotzbach@five-starbank.com
or
Jordan Darrow, Darrow Associates, Inc.
631-367-1866 or jdarrow@darrowir.com